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                                                                   EXHIBIT 10.15

                                 PREMISES LEASE

This Lease is made and entered into as of January 11, 1998, between Point Richmond R&D Associates II, LLC, a California Limited Liability Company ("Landlord") and Pixar Animation Studios, a California Corporation ("Tenant").

     1. DEFINITIONS. Words not defined in this Section or elsewhere in this Lease have their customary meanings. (1) "Term" is the total of the Initial Term and any validly exercised Option Terms allowed by this Lease; the "Initial Term" is three years; (2) "Commencement Date" is January 15, 1999, which is also the first day of the Initial Term; (3) "Base Monthly Rent" means, subject to adjustment as provided in the Lease, $2.00 per month per Rentable Square Foot, payable in advance, without deduction, offset, prior notice or demand, on the first day of each Month of the Term; (4) "Premises" means the part of the Building leased to Tenant for Tenant's exclusive use, consisting of the portions of the Building shown on Exhibit A to this Lease as Space A; (5) "Building" means the structure in which the Premises are located; (6) "Property" includes the Building and land on which it stands, commonly known as 1003 West Cutting Boulevard, Richmond, California; (7) "Agents" includes employees, agents, guests, invitees and, when applied to tenant, subtenants and assignees; (8) "Day", "Month" and "Year" mean, respectively, calendar day/month/year; (9) "Lease Year" means consecutive 12-month periods starting on the Commencement Date; (10) "Common Area" means parts of the Building not for exclusive use by Tenants including halls, lobby, elevators, rest rooms, roof, exterior walls and structural components; (11) "Tax" means any form of assessment, license, fee, rent, tax, levy, penalty or tax imposed by any authority having direct or indirect taxing powers (including Improvement Districts) against Landlord's interest in the Property or personal property used in the operation of the Property and/or Landlord's business of renting the Property; (12) "Alteration" includes additions, deletions, modifications and changes to the Premises (including utility installations such as ducting, power panels, fluorescent fixtures, base heaters, conduit and wiring); (13) "Operating Expenses" are all expenses for maintenance, servicing, management and repair of the Property and the Premises inclusive of Taxes and insurance premiums; (14) "Base Year" means calendar year 1999; (15) Tenant's "Pro Rata Share" is the total cost of an item multiplied by 14% [Landlord may adjust Tenant's Pro Rata Share of specific Operating Expenses if Landlord reasonably determines that Tenant's usage warrants an adjustment]; (16) "Floor Area of the Premises" is measured from the exterior surface of exterior walls and from the center of walls separating the Premises from adjacent premises or common areas;
(17) "Floor Area of the Building" is measured from the exterior surface of exterior walls including common and core areas; (18) "consent" and "approval" require reasonable conduct by the acting party; (19) "Regulation" includes all laws, ordinances statutes, regulations and requirements adopted by duly constituted public authorities now in force or hereafter adopted; (20) "Litigation" includes judicial actions, arbitrations and administrative proceedings; (21) "Condemnation" includes taking by exercise of governmental power or the transfer to any condemnor under threat of or


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during the pendency of condemnation proceedings; (22) "Usable Square Foot"
refers to space within the total Floor Area of the Building consisting of the square footage of the Premises less the amount of square footage of the Common Areas. The Premises contain about 5,470 Usable Square Feet; (23) "Load Factor" means that portion of the Common Area attributable to the Premises which shall be calculated as 12.5% of the usable square footage or about 684 square feet
(24) "Rentable Square Foot" refers to each square foot of the Floor Area of the Premises adjusted to include a prorata portion of the Common Area (halls, entryways, lobbies, rest rooms, etc.). The Premises contain about 6154 Rentable Square Feet; (25) "Rent" means the total of the Base Monthly Rent plus all Additional Rent required to be paid under the provisions of this Lease; (26) "Normal Working Hours" means 7:00 am through 7:00 pm, Monday through Friday, excluding bank holidays (days on which consumer branches of the Bank of America (or any successor to the Bank of America) are not open).

     2. PREMISES. Landlord hereby leases to Tenant and Tenant shall have exclusive use of the Premises for the Term, including any extension of the Term. Tenant shall also have a non-exclusive right to use the Common Area in conjunction with all other tenants of the Building.

     3. DELAY IN POSSESSION. If Landlord cannot deliver possession of the Premises to Tenant on the scheduled Commencement Date, the failure shall not affect this Lease's validity, or render Landlord liable for resulting damages; but Tenant shall not be obligated to pay rent until Landlord tenders possession. If Landlord cannot deliver possession within 90 days of the scheduled Commencement Date, Tenant may terminate this Lease on written notice to Landlord. In such event, Tenant shall have no further recourse against Landlord respecting the Lease. If this lease is not terminated for delayed possession and possession is not delivered to Tenant on the scheduled Commencement Date, the Commencement Date shall be deemed the date on which Landlord tenders possession of the Premises to Tenant and the Term will run from the new Commencement Date.

     4. RENT. Tenant shall pay all Rent due Landlord in United States dollars at the address for notice set forth below, or such other place as Landlord designates in writing. If Alterations increase the Rentable Square Feet of the Premises, Base Monthly Rent will increase proportionately. If the obligation to pay rent commences other than on the first day of a Month, the first payment shall include rent from the date the obligation commences to the first day of the following month calculated per diem on the basis of a 30 Day Month.

          4.1. BASE MONTHLY RENT. The Base Monthly Rent shall be $12,308 (6,154 Rentable Square Feet at $2.00 per Rentable Square Foot per month).

          4.2. BASE MONTHLY RENT ADJUSTMENT. The Base Monthly Rent shall not be adjusted during the Term.

          4.3. ADDITIONAL RENT. For each year during the Term that Operating Expenses for the Property exceed the Base Year's Operating Expenses, Tenant shall pay to Landlord, in addition to the Base Monthly Rent and all other payments due under this Lease, an amount equal to Tenant's Pro Rata Share of the amount by which the actual Operating Expenses for that year exceed the Base Year Operating Expenses (the "Excess Operating Expenses"). It is the intent of the parties that Tenant shall pay to Landlord Tenant's Pro Rata Share of increases in Operating


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Expenses for the Property over the amount of the Base Year Operating Expenses.
Payment obligations created by to this paragraph are elements of "Additional Rent". In the event that Tenant questions any amount demanded by Landlord as Additional Rent, Landlord shall provide Tenant with verification of the amounts required from Tenant and Tenant shall have the right to review such documentation. In the event of any error discovered in such review process, the amount will be appropriately adjusted.

          4.4. CALCULATION OF BASE YEAR OPERATING EXPENSES. Base Year Operating Expenses shall be determined as the actual Operating Expenses incurred for the Property during the Base Year. Within three months following the first anniversary of the Commencement Date, or as soon thereafter as may be practical, Landlord shall prepare and deliver to Tenant a schedule of Base Year Operating Expenses. The said schedule will fix the amount of the Base Year Operating Expenses for all purposes under the provisions of this Lease. Should Tenant question the said schedule, Landlord shall provide Tenant with verification of the amounts set forth in the schedule. In the event Landlord, for any reason, neglects or fails to timely provide the required schedule of Base Year Operating Expenses to Tenant, such failure shall not be deemed a default under or breach of this Lease by Landlord for any purpose, neither shall it be deemed a waiver of any rights of Landlord to collect Tenant's Pro Rata Share of excess Operating Expenses, neither shall such failure by Landlord excuse Tenant from performance of any of Tenant's obligations under the provisions of this Lease. Landlord shall be required to deliver the required schedule of actual Base Year Operating Expenses to Tenant no less than 60 days prior to the date on which Tenant's payment is due to Landlord for Tenant's Pro Rata Share of Excess Operating Expenses.

          4.5. SECURITY DEPOSIT. Tenant shall give Landlord as a security deposit the sum of $12,308 (the "Deposit"). Landlord shall hold the Deposit as security for Tenant's faithful performance of all its obligations under this Lease and may, at its option, apply the Deposit to remedy defaults in the payment of any charge hereunder, to repair damages to the Property caused by Tenant, or to clean the Premises at the end of this Lease. If any portion of the Deposit is so applied, Tenant shall, within 10 Days after written demand therefor, deliver to Landlord funds sufficient to restore the Deposit to its original amount. Landlord shall not be required to keep the Deposit separate from its general funds. Tenant shall earn no interest on the Deposit.

          4.6. LATE CHARGES. Late payment of any sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limit, accounting charges and late charges that may be imposed on Landlord by the terms of loans secured by the Property. If Tenant fails to deliver to Landlord any moneys due hereunder within 10 Days of the due date, Tenant shall pay to Landlord a late charge of 10% of the overdue amount which is agreed to be a reasonable estimate of the costs Landlord will incur by reason of the late payment, the exact amount of which will be difficult to determine. Acceptance of a late charge shall not constitute a waiver of the default or preclude Landlord's exercise of other rights and remedies.

     5. TAXES. Landlord shall pay (subject to Tenant's obligation to contribute to Excess Operating Expenses) all Taxes assessed against Landlord's interest in the Property and personal property used in its operation. Tenant shall pay all Taxes assessed on Tenant's fixtures, improvements, furnishings, merchandise, equipment and personal property in and on the Premises. If Tenant fails to timely pay Taxes, Landlord may (but is not obligated to) pay the same at any time thereafter. On demand, Tenant shall repay Landlord amounts so paid with


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interest at the highest rate allowable by law. If Tenant desires to contest the validity or amount of any Tax applicable to the Premises, Tenant shall be entitled to do so and to defer payment of such Tax until final determination of such contest upon giving Landlord written notice thereof prior to commencing such contest and protecting Landlord on demand by obtaining a surety bond in the amount of 150% of the total amount of Taxes in dispute. The surety bond shall hold Landlord harmless from any damages or costs incurred in connection with the contest. Landlord shall, at Tenant's request, cooperate in all reasonable ways requested by Tenant in connection with the contest of Taxes, provided that Tenant pays all reasonable costs incurred by Landlord resulting from such cooperation.

     6.   INSURANCE.

          6.1. LANDLORD'S INSURANCE. Landlord shall insure the Property for up to 100% of its replacement value against loss or damage by those risks normally included by the insurance industry in the term "All Risk"; any recovery from such insurance shall belong to Landlord. Landlord shall maintain comprehensive general liability insurance insuring Landlord (and others named by Landlord, but not Tenant) against liability for bodily injury, death and property damage on or about the Property, with combined single limit coverage of at least $2 million.

          6.2. TENANT'S INSURANCE. Tenant, at its sole expense, shall maintain:
a) All Risk coverage insurance on all fixtures, improvements, furnishings, merchandise, equipment and personal property in the Premises; and b) for the benefit of Tenant and Landlord, commercial general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about, and/or arising from Tenant's use of, the Premises, with combined single limit coverage of at least $2,000,000 (such insurance shall include, without limitation, products liability, coverage for liability arising from consumption of any food or beverages sold from the Premises (including coverage for liability from consumption or sale of alcoholic beverages). Such insurance coverage shall not limit Tenant's liability. Tenant shall furnish to Landlord prior to the Commencement Date, and at least 30 Days prior to the expiration date of any policy, certificates indicating that the insurance required of Tenant is in full force and effect, that Landlord has been named as an additional insured on the liability policy, and that no such policy will be canceled unless 30 Days' prior written notice has been given to Landlord. Each liability policy shall include a broad form liability endorsement and provide that Landlord as an additional insured may recover for any loss it suffers by reason of acts/omissions of Tenant and its Agents. Except as Landlord may approve in writing before issuance of such policy, all policies which Tenant shall obtain hereunder shall be issued by companies with "AAA" rating by either Moody's Rating Service or Standard & Poor's Rating Service and general policy rating of at least A in Best Insurance Guide's then most current issue. Policies obtained by Tenant pursuant to this Lease shall be subject to Landlord's reasonable approval.

          6.3. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, the parties release each other and their respective officers, agents, employees and servants, from all claims for damages, loss, expense or injury to the Premises, and/or to the furnishings and fixtures and equipment or inventory or other property of either Landlord or Tenant in, about or upon the Premises, which is caused by or results from perils, events or happenings which are covered by insurance in force at the time of any such loss or by insurance required to be carried hereunder; provided, however, that such waiver shall be effective only to



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the extent permitted by the applicable insurance and only to the extent such insurance coverage is not prejudiced thereby. Each party shall cause every insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation in connection with any damage covered by such policy.

     6.4. LANDLORD INDEMNIFICATION. Tenant will indemnify and save Landlord harmless from and against any and all claims, actions, damages, liability and expense relating to loss of life, personal injury and/or property damage arising from or out of any occurrence in, upon or at the Premises, or the Tenant's occupancy and/or use of the Property, occasioned wholly or in part by any acts or omissions of Tenant and its Agents. If Landlord becomes a party to such Litigation commenced by or against Tenant, Tenant shall defend and hold Landlord harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Landlord in connection with such Litigation. If Tenant is made a party to Litigation commenced by or against Landlord solely as a result of Landlord's acts or omissions, Landlord shall defend Tenant and indemnify Tenant against the costs of such Litigation. The provisions of this Paragraph shall be deemed to apply only to those circumstances where a portion of a loss or claim is not covered by existing insurance covering the indemnified party and then only to the extent that such loss or claim is not covered by insurance. This Paragraph shall not preclude application of comparative negligence if the parties or their agents are both at fault.

     6.5. TENANT INDEMNIFICATION. Landlord will indemnify and save Tenant harmless from and against any and all claims, actions, damages, liability and expense relating to loss of life, personal injury and/or property damage arising from or out of any occurrence in, upon or at the Premises, or the occupancy or Landlord's use of the Property, occasioned wholly or in part by any acts or omissions of Landlord and its Agents or arising from or out of any occurrence in, upon, or at the Property (other than the Premises), except to the extent that such occurrence or event was caused by the acts or omissions of Tenant and its Agents. If Tenant becomes a party to such Litigation commenced by or against Landlord, Landlord shall defend and hold Tenant harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Tenant in connection with such Litigation. The provisions of this Paragraph shall apply only to those circumstances where a portion of a loss or claim is not covered by existing insurance covering the indemnified party and then only to the extent that such loss or claim is not covered by insurance. This Paragraph shall not preclude application of comparative negligence if the parties or their agents are both at fault.

     6.6. WORKER'S INSURANCE. Tenant shall keep in force for the Term and pay for worker's compensation and other insurance to comply with all applicable Regulations.

7.   MAINTENANCE.

     7.1. PREMISES. During the Term, Landlord shall maintain the Premises (including all interior walls, doors, doorways, lighting fixtures, plumbing fixtures, and all windows) in good order, condition and repair, subject to Tenant's obligation to pay for damages caused by the acts of Tenant and its Agents. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense, including, without limitation, California Civil Code Sections 1941-1946. Landlord will supply janitorial services for the Premises as Landlord deems appropriate, but to a standard comparable to such services provided to similar use buildings in the city where the



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Property is located.

          7.2. COMMON AREAS. Landlord shall maintain the Common Area in reasonably good order and condition; however, damage caused by the acts or omissions of Tenant and/or its Agents shall be repaired at Tenant's expense. Landlord shall maintain all improvements and appurtenances upon the Property in good order, condition and repair. Tenant shall notify Landlord in writing of required repairs to the Property. Landlord shall make necessary repairs in a reasonable time. Maintenance and repairs shall be completed in a good and workmanlike manner using such methods as Landlord deems appropriate in its sole discretion. Landlord shall make commercially reasonable efforts to perform maintenance and repairs with minimum interference with Tenant's business operations.

          7.3. ALTERATIONS. Tenant shall make no Alteration to the Property costing in excess of $2,500 without Landlord's prior written consent, which Landlord will not unreasonably withhold. Landlord may impose such conditions upon approval of an Alteration as Landlord may deem appropriate. Every Alteration shall be done under supervision of a licensed contractor and in accordance with plans and specifications furnished to and approved by Landlord prior to commencement of work. If an Alteration increases the Floor Area of the Premises, the Base Monthly Rent and Tenant's Pro Rata Share shall be increased in proportion to the resulting increase in the Floor Area of the Premises. Tenant shall give Landlord 7 Days' advance written notice prior to starting construction of each Alteration. Each Alteration shall remain in place and become the property of Landlord, unless, at the time of consent, Landlord required removal of the Alteration on Termination, in which case, Tenant shall remove such Alteration(s) and restore the Premises to their pre-Alteration condition at Termination.

          7.4. SYSTEMS. The heating/air-conditioning ("HVAC"), plumbing and electrical systems (collectively "Systems") shall not be used for any purpose other than that for which they were constructed. Tenant shall pay for repairs resulting from the willful misconduct of Tenant and its Agents and for any violation of the provisions of this paragraph.

          7.5. LIENS. Tenant shall keep the Property free of liens arising out of obligations incurred, work performed or materials furnished for or to Tenant. Tenant shall indemnify Landlord against all costs, liens and encumbrances from work performed or materials furnished by or at Tenant's direction. If Tenant fails to obtain removal of such lien within 20 Days following its imposition, Landlord shall have the right, but not the obligation, to obtain such release by such means as it deems proper, including payment of the underlying claim. On demand, Tenant shall reimburse Landlord for all such sums paid and expenses incurred by Landlord in connection therewith (including attorneys' fees and costs) together with interest at the highest rate allowable by law from the date Landlord makes such payment until the date of reimbursement.

     8. MANAGEMENT. The Wareham Property Group, Inc., an affiliate of Landlord, or another affiliated, or unaffiliated, third party, will manage the Property for a reasonable fee, which fee shall be set and, from time to time, adjusted by Landlord in line with fees for such services for similar use buildings in the San Francisco-Oakland Bay Area.

     9.   UTILITIES AND SERVICES.

          9.1. PREMISES. Landlord will make HVAC and utilities for heating and lighting use

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available to the Premises during Normal Working Hours. The cost of such utilities and services, shall be considered a portion of the Operating Expenses, subject to a maximum utilities charge of $.13 per month per Usable Square Foot per month. Any utility and service costs in excess of $.13 per Usable Square Foot per month shall be paid by Tenant to Landlord upon demand. Should Tenant desire to use the Premises other than during Normal Working Hours, Tenant shall pay Landlord as Additional Rent, and within 21 days of receipt of Landlord's bill therefor, the cost of providing additional utilities and services for the extra time and use. Landlord shall estimate the actual cost of such services and expenses in the best exercise of its reasonable business judgment and bill in accordance with that estimate. Tenant shall provide its own janitorial services for the Premises at Tenant's own expense.

          9.2. COMMON AREAS. Landlord shall provide Common Area utilities, landscaping, janitorial and, if Landlord deems it appropriate, security services, all of which shall be considered Operating Expenses, to a standard comparable to other similar use buildings in the general vicinity of the Property.

          9.3. LIMITATION OF LIABILITY. Landlord shall not be in default under the provisions of this Lease or be liable for any damages directly or indirectly resulting from the following conditions: (1) the interruption of use of any equipment in connection with the furnishing of any of the services described in Paragraphs 9.1 and 9.2 of this lease; (2) failure to furnish or delay in furnishing any services referred to in Paragraphs 9.1 and 9.2 of this lease where failure or delay is caused by accident or any condition or event beyond Landlord's reasonable control; (3) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. Notwithstanding the foregoing provisions of this Paragraph, in the event that utility service to the Premises is unavailable for a period exceeding 15 consecutive days, then from and after the 16th consecutive day without utility service and until utility service is restarted, Tenant shall be entitled to an abatement of rent unless the disruption of the utility service results in whole, or in part, from the acts and/or omissions of Tenant (inclusive of Tenant's agents, servants, employees, guests, invitees, operatives and/or contractors) in which case there shall be no abatement of rent.

     10. USE OF PREMISES. This Lease is subject to all Regulations governing use of the Property. Tenant has not entered into this Lease relying on any representation by Landlord or its Agents as to suitability of the Premises for the conduct of Tenant's Business. Tenant has made its own analysis of suitability of the Premises for its intended use. Tenant shall: 1) use the Premises for only general office, administrative and storage and other, legal, related uses in connection with the development of computer software (including testing of the software and training in its use); 2) pay Landlord the full amount of any increased insurance premium resulting from Tenant's use of the Premises; 3) at its sole expense, promptly comply with all Regulations and the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting Tenant's particular use of the Premises. Tenant shall not: 1) sell or permit to be kept, used or sold in or about the Premises any articles prohibited by a standard form policy of fire insurance; 2) do or permit anything to be done in or about the Property which will obstruct or interfere with rights of other occupants of the Property or injure


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or annoy them; 3) maintain or permit any nuisance in or about the Property; 4)
commit or suffer to be committed any waste in or upon the Property; 5) conduct or allow any auction or similar sale upon the Property; 6) do or permit anything to be done in or about the Property which will violate any Regulation [the judgment of any court of competent jurisdiction, a binding arbitration award, a decision after an administrative hearing or Tenant's admission in any Litigation (whether or not Landlord is a party) that Tenant has violated a Regulation shall be conclusive of that fact between Landlord and Tenant]; 7) place a sign upon the Property; 8) do or permit anything to be done which will increase existing insurance premiums for the Property or cause cancellation of any policy covering any of the Property. However, Tenant shall not be required to comply with or cause the Premises to comply with any Regulations requiring the construction of improvements in the Premises unless the compliance with any of the foregoing is necessitated by Tenant's particular use of the Premises.

     11.  DEFAULTS AND REMEDIES.
          11.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:
(a) Tenant's failure to pay any Rent or charges required to be paid by Tenant under this Lease within 5 days of Landlord's delivery of written notice to Tenant that said amounts are past due; (b) Tenant's abandonment or vacation of the Premises; (c) Tenant's failure to promptly and fully perform any other covenant, condition or agreement contained in this Lease where such failure continues for 30 days after written notice from Landlord to Tenant of such default; (d) the levy of a writ of attachment or execution on this Lease or on any of the property of Tenant located in the Premises; (e) the making by Tenant of a general assignment for the benefit of its creditors or of an arrangement, composition, extension or adjustment with its creditors; (f) the filing by or against Tenant of a petition for relief or other proceeding under federal bankruptcy laws or state or other insolvency laws, which petition is not removed or which action is not dismissed within 90 days of its filing, or the assumption by any court or administrative agency, or by a receiver, trustee or custodian appointed by either, of jurisdiction, custody or control of the Premises or of Tenant or any substantial part of its assets or property; or (g) if the interest of Tenant under this Lease is held by a partnership or by more than one person or entity, the occurrence of any act or event described in parts (e) or (f) above in respect of any partner or principal in the Tenant entity. Except as otherwise specified by this Paragraph, in the event a nonmonetary default occurs which cannot reasonably be cured within the time period specified above and Tenant commences corrective action within said time period, Tenant shall not be subject to penalty under this Lease so long as Tenant prosecutes such corrective action diligently and continuously to completion.
          11.2. LANDLORD'S REMEDIES. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under this Lease or under law, Landlord may elect either of the remedies set forth in Paragraphs 11.2(a) or 11.2(b) Notwithstanding any other provision of this Lease, the Lessor has the remedy described in California Civil Code
Section 1951.5 (Lessor (Landlord) may continue lease in effect after Lessee's (Tenant's) breach and abandonment and recover rent as it becomes due, if Lessee (Tenant) has the right to sublet or assign, subject only to reasonable limitations):

                    (a) To immediately terminate this Lease and Tenant's right to possession of the Premises by giving written notice to Tenant and to recover from Tenant an award of



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        damages equal to the sum of (i) the worth at the time of award of the unpaid rental which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could be reasonable avoided, (iv) any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (v) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or

           (b) To have this Lease continue in effect for so long as Landlord does not terminate this Lease and Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce all of the rights and remedies provided by this Lease and by law, including the right to recover the rental and other charges payable by Tenant under this Lease as they become due.

For purposes of this Section 11, the worth at the time of award of the amounts referred to in Paragraph 11.2(a)(i) and 11.2(a)(ii) shall be computed by allowing interest at the highest rate allowable by law, and the worth at time of award of the amount referred to in part 11.2(a)(iii) shall be computed by discounting such amount at the rate specified in California Civil Code Section 1951.2(b) or any successor statute. In such computations, the rent due shall include Base Monthly Rent plus the aggregate amount of all Additional Rents and other charges and amounts payable by Tenant pursuant to the provisions of this Lease.

        11.3. LANDLORD'S DEFAULT. Landlord will be in default if Landlord fails to perform any obligation required of Landlord (other than a delay in delivery of possession as provided for in Section 3 of this Lease) with 30 days after written notice by Tenant, specifying wherein Landlord has failed to perform such obligation; provided that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within 30 days of Tenant's written notice to Landlord of the problem and thereafter diligently prosecutes the same to completion. Except as expressly set forth in this Lease, Tenant shall not have any right whatsoever to terminate this Lease or to withhold, reduce or offset any amount against any payments of rents or charges due and payable under this Lease.

        12. TERMINATION. Upon expiration of the Term or the early termination of this Lease (collectively "Termination"), Tenant shall deliver up and surrender to Landlord possession of the Premises in as good order and condition as when Tenant took possession excepting only ordinary wear and tear. Tenant's obligation with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Commencement Date, except for ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant in or about the Premises) and alterations or other interior improvements which Landlord states in writing may be surrendered at the termination of the Lease. Upon Termination, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant fails to remove anything that Tenant is required or entitled to remove from the Premises on Termination, Landlord may remove the same and store or dispose of such item(s) in accordance with Civil Code Sections 1980-91. Tenant shall pay to Landlord on demand all expenses incurred in such removal and storage and in cleaning the Premises. If the Premises are not surrendered at the end of the Term, Tenant shall indemnify Landlord against all losses resulting from Tenant's delay in surrendering the Premises. If Tenant remains in possession of the Premises after expiration of the Term and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a Base Monthly Rent fixed at 125% of the Base Monthly Rent in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over, all terms of this Lease including the obligation for payment of all charges owing hereunder shall remain in force and effect on said month to month basis. The voluntary or other surrender of this Lease by Tenant, if accepted by Landlord, or a mutual cancellation thereof, shall not work a merger, but shall, at the Landlord's option, terminate or operate as an assignment to Landlord of any or all subleases or subtenancies.

     13.  CONDEMNATION OF PREMISES.

          13.1. TOTAL CONDEMNATION. If the entire Premises are taken by Condemnation during the Term, this Lease shall terminate on the date of transfer of possession and Tenant shall have no claim against Landlord for the value of the unexpired Term.

          13.2. PARTIAL CONDEMNATION. If any portion of the Premises is taken by Condemnation during the Term, this Lease shall remain in full force and effect; except that if a partial taking leaves the Premises unsuitable for occupancy, Tenant may terminate this Lease effective on the date transfer of possession is required unless Landlord makes other comparable arrangements for Tenant's space. Landlord and Tenant shall each have the right to terminate this Lease effective on the date transfer of possession is required in the event of Condemnation of more than 25% of the Floor Area of the Premises. Either party may exercise its right to terminate this Lease by serving 30 Days written notice to the other within 30 Days of their receipt of notice of condemnation, except that Tenant's notice shall be ineffective if Landlord serves written notice upon Tenant of Landlord's election to provide alternate space equivalent to that condemned within 10 Days of Tenant's deliver of notice to Landlord pursuant to this Paragraph. Tenant shall have the right of reasonable approval of replacement space. Landlord shall be required to deliver the alternate space to Tenant within 60 Days of Landlord's notice to Tenant of its election to provide alternate space. All rent and other obligations of Tenant under this Lease shall be paid to the date of Termination; Tenant shall have no claim against Landlord for any unexpired portion of the Term if the Lease is terminated under the provisions of this Paragraph. If this Lease is not canceled after a partial taking, Base Monthly Rent and Tenant's Pro Rata Share shall be adjusted to reflect the net change in the Floor Area of the Premises. TENANT WAIVES CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1265.130.

          13.3. AWARD TO TENANT. In the event of Condemnation, Tenant may claim from the condemnor such compensation as Tenant may separately recover for moving costs, loss of business, fixtures or equipment belonging to Tenant. Tenant shall have no other right to recover from Landlord or the condemnor for any additional claims arising out of such taking.

     14. LANDLORD'S ENTRY. Landlord and its Agents may enter the Premises at all reasonable times to: inspect; make repairs or Alterations; post "For Lease" signs during the last 120 Days of the Term; show the Premises during the last 120 days of the Term; and/or to post notices of nonresponsibility. Landlord shall have such right of entry without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises. Landlord shall provide 24 hours' notice of intended entry except under circumstances Landlord deems an emergency. Landlord shall make commercially reasonable efforts to minimize any interference with Tenant's operations in connection with any entry by Landlord upon the Premises pursuant to this Paragraph.

     15. LIMITATION OF LIABILITY AND INDEMNITY: This Section 15, inclusive of all paragraphs and subparagraphs, supersedes each and every other provision of this Lease.

          15.1. LIMITATION OF LANDLORD'S LIABILITY. LANDLORD SHALL NOT BE LIABLE FOR AMOUNTS EXCEEDING INSURANCE COVERAGE MAINTAINED BY LANDLORD UNDER THIS LEASE ("EXISTING COVERAGE") RESPECTING ANY INJURY OR DAMAGE, PROXIMATE OR REMOTE, OCCURRING THROUGH OR CAUSED BY REPAIRS OR ALTERATIONS TO THE PROPERTY, UNLESS THE INJURY OR DAMAGE ARISES FROM LANDLORD'S NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THIS LEASE ("LANDLORD'S ACTS"). EXCEPT FOR LOSSES ARISING FROM LANDLORD'S ACTS, LANDLORD SHALL HAVE NO LIABILITY IN EXCESS OF EXISTING COVERAGE FOR ANY INJURY OR DAMAGE OCCASIONED BY DEFECTIVE ELECTRIC WIRING, OR THE BREAKING, BURSTING, STOPPAGE OR LEAKING OF THE PLUMBING, AIR-CONDITIONING, HEATING, FIRE CONTROL SPRINKLER SYSTEMS OR GAS, SEWER OR STEAM PIPES.

          15.2. LIMITATION ON ENFORCEMENT OF REMEDIES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, TENANT AND ITS AGENTS SHALL, UNDER ALL CIRCUMSTANCES, BE ABSOLUTELY LIMITED TO LANDLORD'S INTEREST IN THE PROPERTY FOR SATISFACTION OF ANY AND ALL JUDGMENTS, AWARDS AND/OR ORDERS AGAINST LANDLORD RELATING TO OR ARISING OUT OF TENANT AND ITS AGENTS' OCCUPANCY AND USE OF THE PROPERTY AND/OR IN THE EVENT OF ANY DEFAULT BY LANDLORD UNDER THIS LEASE; AND NO OTHER PROPERTY OF LANDLORD OR ITS PARTNERS OR PRINCIPALS, DISCLOSED OR UNDISCLOSED, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT AND ITS AGENTS' REMEDIES WITH RESPECT TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR THE USE AND OCCUPANCY OF THE PROPERTY AND THE PREMISES BY TENANT AND ITS AGENTS. TENANT, ON BEHALF OF TENANT AND ITS AGENTS, WAIVES ALL RIGHTS TO COLLECT OR ENFORCE ANY AND ALL ORDERS, AWARDS AND/OR JUDGMENTS AGAINST LANDLORD IN EXCESS OF LIMITATIONS IMPOSED BY THIS SECTION 15. TENANT SHALL REQUIRE EVERY SUBTENANT AND ASSIGNEE OF TENANT AGREE TO BE BOUND BY THE WAIVER SET FORTH IN THIS SECTION. LANDLORD'S EXPOSURE AS SET FORTH IN THIS SECTION IS CUMULATIVE AND IN THE AGGREGATE (AS TO ALL JUDGMENTS, AWARDS AND ORDERS AGAINST LANDLORD ARISING IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR THE USE AND OCCUPANCY OF THE PROPERTY BY TENANT AND ITS AGENTS). LIMITS IMPOSED BY THIS SECTION INCLUDE DUTIES OF EXPRESS AND/OR IMPLIED INDEMNITY. "LANDLORD" INCLUDES ALL PERSONS AND ENTITIES WHO NOW OR HEREAFTER OWN AN INTEREST IN LANDLORD.


                    Initial                  Initial

     16.  ASSIGNMENT AND SUBLETTING. Tenant shall not directly or indirectly:
(1) assign this Lease in whole or in part; (2) sublet any part or all of the Premises; (3) license the use of all or any part of the Premises or a business conducted thereon; or (4) encumber or hypothecate this Lease (collectively "Transfer"), without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. The transfer of shares of stock, partnership interests or other ownership interests in Tenant resulting in a change in the effective control of Tenant, or any merger, consolidation or other reorganization of Tenant is a Transfer of this Lease. Tenant's request for consent to any assignment, sublease or other transfer shall be in writing and shall include the following: (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; and (d) such financial and other information as Landlord may reasonably request concerning the proposed transferee or concerning the proposed assignment or sublease. Any Transfer of this Lease, in whole or in part, without Landlord's prior written consent shall constitute a default under this Lease. Landlord's consent to any Transfer shall not constitute a waiver of the need for such consent to any subsequent Transfer. Tenant may, without Landlord's prior written consent sublet the Premises or assign the Lease to (i) a subsidiary, affiliate, division or corporation, controlling, controlled by or under common control with Tenant. Landlord's failure to respond in writing to Tenant's request for consent to a Transfer within 30 Days of the delivery of the request to Landlord shall constitute Landlord's consent to the Transfer.

Notwithstanding the preceding Paragraph of this Section, provided that Tenant remains a publicly traded company and merges with or is purchased by another publicly traded company of equal or greater financial strength than Tenant, the transaction shall not be considered a Transfer of the Tenant's interest in this Lease.

Notwithstanding any Transfer with or without Landlord's consent, Tenant shall remain fully liable on this Lease unless expressly released by Landlord in writing. Without limiting other reasons or circumstances, Landlord and Tenant agree that it is reasonable for Landlord to withhold consent if, in Landlord's judgment: (i) in the case of an assignment of the Tenant's interest in this Lease, the financial strength of the proposed assignee is not commensurate with the obligations of the Lease; (ii) the proposed use would be incompatible with the use of the rest of the Property; or (iii) the proposed use would generate traffic and/or wear and tear materially in excess of Tenant's use. If Landlord consents to a Transfer, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with such consent. Tenant shall pay to Landlord 50% of all Excess Rent received by Tenant directly or indirectly in respect of Transfer of all or any part of this Lease or of the Premises. "Excess Rent" means, in the case of an assignment, all consideration attributable to this Lease and, in the case of a sublease, all consideration in excess of the rents and charges reserved under this Lease. Tenant, however, shall not be required to pay Landlord any Excess Rent until Tenant has deducted therefrom the costs to Tenant to effectuate the assignment or sublease, including attorneys' fees, leasing commissions and remodeling costs.

     17. DAMAGE OR DESTRUCTION. Each party may terminate this Lease if the Premises or the Building are damaged to an extent exceeding 50% of the then replacement cost of the Premises (in the event of damage limited to the Premises) or 33% of the Building (in the event of damage not limited to the Premises). Landlord may also terminate this Lease if the Premises or the Building are damaged by an uninsured peril to an extent exceeding 33% of the then replacement cost of the Premises (in the event of damage limited to the Premises) or 25% of the Building (in the event of damages not limited to the Premises). If a party elects Termination under this section, the terminating party shall deliver written notice to the non-terminating party within 30 Days of the occurrence of the damage. Tenant shall have 30 Days to vacate the Premises unless they are unsafe for occupancy, in which case, Tenant shall immediately vacate. TENANT WAIVES SECTION 1932(2), AND SECTION 1933(4) OF THE CALIFORNIA CIVIL CODE. If this Lease is not terminated pursuant to this Section, Landlord shall, within 90 Days of the occurrence of the damage, proceed to repair the Building, on substantially the same plan as existed immediately before the occurrence of damage. Tenant shall be liable for repair and replacement of all fixtures, leasehold improvements, furnishings, merchandise, equipment and Tenant's personal property not covered by insurance. If Tenant is able to continue to conduct its business during the making of repairs, the Base Monthly Rent will be reduced during the repair period in the proportion that the unusable part of the Premises bears to the whole. Notwithstanding any other provision of this Lease, if the discounted present value of the Base Monthly Rent due for the remaining Term, using as the discount rate the prime commercial lending rate in effect at the Bank of America, NT&SA, as of the date of the damage is less than the cost of repairing the damage to the Premises, Landlord may terminate this Lease on 10 Days' written notice to Tenant.

     18. HAZARDOUS MATERIALS.

         18.1.  TENANT'S WARRANTIES. Tenant's obligations are:

               18.1.1. RESTRICTIONS ON HAZARDOUS MATERIALS. Hazardous Material (as defined below) shall not be brought upon, manufactured, generated, disposed of, handled, used, kept or stored (collectively "Handled" or "Handling") in, on, about or under the Property by Tenant and its Agents without Landlord's prior written consent.

               18.1.2. APPLICABLE REGULATIONS. If any Hazardous Material is Handled, in, on, about or under the Property by Tenant and its Agents, Tenant shall bear all responsibility for ensuring that such material shall be handled in compliance with all Environmental, Health and Safety Requirements regulating such Hazardous Material. Tenant shall procure, maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required by Environmental, Health or Safety Requirements relating to the Handling of Hazardous Material. Tenant shall give Landlord copies of all such permits, licenses, or other regulatory approvals within 5 Days of receipt.

               18.1.3. RESTORATION. If, as a result of actions caused or permitted by Tenant and its Agents, Hazardous Material in, on, about or under the Property or any adjoining property results in contamination of the Property or other property, Tenant, at its sole expense, shall promptly take all actions as are necessary to return the Property and/or the other affected property to the condition existing prior to such contamination ("Restoration"). Tenant shall not, however, undertake Restoration without first providing Landlord with written notice and obtaining Landlord's approval of the restoration procedures, work and contractor. Tenant shall effect Restoration in compliance with all Environmental, Health and Safety Requirements. Tenant shall not enter into any settlement agreement, consent decree or compromise respecting any claims relating to Hazardous Material connected with the Property without first notifying Landlord of its intention to do so and affording Landlord ample opportunity to appear, intervene or appropriately assert and protect Landlord's interests.

        18.1.4. REMOVAL. On Termination, Tenant shall remove from the Property all Hazardous Materials in, on, about or under the Property Handled by Tenant and its Agents and all receptacles and containers therefor, and shall cause such Hazardous Materials, receptacles and containers to be Handled, transported and disposed of pursuant to all applicable Environmental, Health and Safety Requirements. Hazardous Materials, receptacles and containers shall be removed by duly licensed haulers, transported to and disposed of at duly licensed facilities for the disposal of such Hazardous Materials, receptacles or containers. Tenant shall deliver to Landlord copies of all documentation relating to Handling of Hazardous Materials, receptacles or containers therefor, reflecting legal and proper Handling. Tenant shall, at its sole expense, repair all damage to the Property resulting from its removal of Hazardous Materials, receptacles and containers. Tenant shall continue to pay rent until completion of such removal and repairs.

        18.1.5. TENANT'S WRITTEN CONFIRMATION. Tenant shall execute such documents as Landlord may request as to Tenant's knowledge of the presence of Hazardous Materials in, on, about or under the Property. On each anniversary of the Commencement Date, Tenant shall give Landlord a letter stating the during the preceding year Tenant complied with this Section 18 or, if Tenant has not so complied, stating the details of noncompliance.

        18.1.6. TENANT'S DUTY TO NOTIFY LANDLORD. Tenant shall notify Landlord in writing immediately upon learning of: (1) enforcement, cleanup, remediation or other action threatened, instituted or completed by any governmental or regulatory agency or private person with respect to the Property or any adjoining property relating to Hazardous Materials; (2) any claim threatened or made by any person against Tenant, Landlord, the Property or any adjoining landowner, Tenant or property for personal injury, compensation or any other matter relating to Hazardous Materials; and (3) any reports made by or to any governmental or regulatory agency with respect to the Property or any adjoining property relating to Hazardous Materials, including without limitation, any complaints, notices or asserted violations in connection therewith. Tenant shall supply to Landlord as promptly as possible, and in any event within 5 Days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other documents relating in any way to the foregoing.

        18.2. LANDLORD'S RIGHTS. Landlord and its Agents shall have the right to communicate, verbally or in writing, with any regulatory agency or any environmental consultant on any matter respecting the Property relating to Hazardous Materials. Landlord shall be entitled to copies of all notices, reports or other documents issued by or to any such regulatory agency or consultant respecting the Property relating to Hazardous Materials.

        18.3. TENANT'S DUTY TO INDEMNIFY. If the Handling by Tenant and its Agents of Hazardous Materials results in contamination of the Property, or if any lender or governmental agency requires an investigation to determine whether there is contamination of the Property or any adjoining property as a result of the Handling of Hazardous Materials by Tenant and its Agents, then Tenant shall indemnify, defend and hold Landlord and its Agents and all of

Landlord's partners or other affiliates, together with all their directors, officers, shareholders, employees, agents, contractors and attorneys, harmless from and defend them against any and all claims, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rental or usable space or of any other amenity of the Property, damages arising from any adverse impact on marketing of space in the Property, other consequential damages and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with removal or restoration work required by any regulatory agency and/or private persons because of the presence of Hazardous Materials in the soil or groundwater in, on, about or under the Property or any adjoining property as a result of the acts of Tenant and its Agents and legal fees and expenses incurred by Landlord relating to such claims, demands, investigations and responses.

     18.4. RIGHT OF ENTRY. If contamination of the Property by Hazardous Materials occurs or if any lender or regulatory agency requires an investigation to determine if there is contamination of the Property or any adjoining property, then Landlord and its Agents shall have the right, at any reasonable time and from time to time, to enter the Premises to perform monitoring, testing or other analyses, and to review applicable documents, notices, or other materials. If such contamination resulted from the conduct of Tenant and its Agents, Tenant shall pay, on delivery of Landlord's invoice, all costs and expenses reasonably incurred by Landlord in connection with such investigation, monitoring, and testing.

     18.5. DEFINITIONS. The following terms shall have the following meanings:

          18.5.1. "HAZARDOUS MATERIAL": means (a) any petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (PCBs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture now or hereafter during the term of this lease listed, defined or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Health and Safety Requirements.

          18.5.2. "ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENTS" means any federal, state or local law or rule (whether imposed by statute, administrative or judicial order, or common law), now in force or hereafter enacted, governing health, safety, industrial hygiene, the environment, natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating the use, generation, storage, removal, recovery treatment, handling, transport, disposal, control, discharge of, or exposure to Hazardous Materials. All Environmental Health and Safety Requirements are Regulations under the terms of this Lease.

     18.6. ALLOCATION OF RESPONSIBILITIES. ALL LIABILITY ARISING FROM THE TRANSPORTATION OR HANDLING OF HAZARDOUS MATERIALS IN, ON, UNDER, AND/OR ABOUT THE PROPERTY OR ADJOINING PROPERTY BY TENANT AND ITS AGENTS SHALL, AT ALL TIMES, REMAIN TENANT'S SOLE RESPONSIBILITY, EVEN IF THE HAZARDOUS MATERIALS ORIGINATE FROM THE PROPERTY. NO ACT BY LANDLORD OR ITS AGENTS SHALL CONSTITUTE ASSUMPTION BY LANDLORD OF ANY OBLIGATIONS, DUTIES, LIABILITIES OR

RESPONSIBILITIES PERTAINING TO TENANT'S COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS. NOTWITHSTANDING TERMINATION OF THIS LEASE, TENANT SHALL RETAIN ALL LIABILITY AND RESPONSIBILITY FOR COMPLIANCE WITH REGULATIONS AND ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS CONCERNING TENANT AND ITS AGENTS' HANDLING OF HAZARDOUS MATERIALS. TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND ITS AGENTS HARMLESS FROM ALL COSTS AND EXPENSES ASSOCIATED WITH SUCH COMPLIANCE.

     18.7. INSPECTIONS. Tenant will cooperate with the completion of inspections of the Property as required by applicable law and regulation. Tenant shall provide to Landlord a copy of the reports for each such inspection within 15 days of Tenant's receipt of such reports.

     18.8. COOPERATION. Tenant will not interfere with Landlord's acts pursuant to the above-referenced Regulations. Tenant will comply with reasonable procedures promulgated by Landlord pursuant to such laws and regulations. Landlord shall have no duty to establish any procedures or to supervise in any way Tenant's activities on the Property.

     18.9. SURVIVAL. The covenants, agreements and indemnities set forth in this Section 18 shall survive Termination and shall not be affected by any investigation, or information obtained as a result of any investigation, by or on behalf of Landlord or any prospective Tenant.

     18.10. SPECIAL MATTERS.

            18.10.1. STORAGE TANKS: TENANT SHALL NOT INSTALL ANY STORAGE TANKS ON THE PROPERTY WITHOUT LANDLORD'S PRIOR WRITTEN CONSENT.

            18.10.2. FLAMMABLE CHEMICALS: Tenant shall store all flammable chemicals in a metal storage cabinet. Flammable Chemicals includes, without limitation, turpentine, thinner, brush cleaner, solvents and other combustible products.

            18.10.3. NFPA WARNINGS: If Tenant uses any chemicals on the Premises Tenant shall post an NFPA diamond on the exterior side of the door to the Premises.

     18.11. LANDLORD'S OBLIGATIONS. Landlord's obligations are:

            18.11.1. COMPLIANCE WITH REGULATIONS. If Landlord and its Agents Handle Hazardous Material in, on, about or under the Property, such material shall be Handled in compliance with all Environmental, Health and Safety Requirements.

            18.11.2. RESTORATION. If, as a result of Landlord's bringing Hazardous Material upon the Property, any contamination of the Property or the surrounding environment occurs, Landlord shall promptly take all necessary actions to return the Property and/or the surrounding environment to the condition existing prior to such contamination.

            18.11.3. DUTY TO NOTIFY TENANT. Landlord shall notify Tenant in writing upon learning of: (1) enforcement, cleanup, remediation or other action threatened, instituted or completed by any regulatory agency or private person with respect to the Property relating to Hazardous Materials; (2) any claim threatened or made against Landlord respecting the Tenant or the Property for personal injury, compensation or any other matter relating to Hazardous Materials; and (3) reports made by or to any regulatory agency respecting the Property, complaints, notices or asserted violations in connection therewith. Landlord shall supply to Tenant copies of claims, notices, warnings, or other documents relating to the foregoing.

           18.11.4. INDEMNITY OF TENANT. If Hazardous Materials, resulting from

Landlord's acts, contaminate the Property, or if the Property is contaminated on the Commencement Date, Landlord shall indemnify, defend, protect and hold Tenant and its Agents harmless from and against any and all claims, damages, penalties, costs, liabilities and losses resulting from such contamination.

     19.  MISCELLANEOUS PROVISIONS.

          19.1. WAIVER. No waiver of any breach of this Lease shall be construed as a waiver of any other breach. Landlord's acceptance of rent after tenant's breach shall not be a waiver of any preceding breach of this Lease by Tenant, even if known by Landlord at the time.

          19.2. NOTICES. Notices, requests, demands and other communications shall be in writing personally delivered or sent by certified mail, return receipt requested, postage prepaid, properly addressed to the other party at the address set forth by its signature below, or at such other address as may be designated in writing by one party to the other. Notice shall be effective on personal delivery or on the date indicated on the post office's certified mail receipt of delivery.

          19.3. CONSTRUCTION. This Lease shall be construed pursuant to California law. The invalidity of any provision of this Lease shall not affect the remainder. All terms of this Lease shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand. Headings are descriptive only and not determinative of meaning. Time is of the essence in performance of all obligations. This Lease constitutes the entire agreement between the parties respecting the subject matters that it addresses. This Lease supersedes all prior oral and written agreements respecting the hiring of the Premises. Provisions of this Lease may be waived, amended or repealed only by all parties' written consent. This Lease binds and inures to the benefit of the parties and their heirs, personal representatives, successors and assigns. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms shall be more strictly construed against one party by reason of the rule that a document is to be construed more strictly against the party responsible for its preparation; the parties agree that all parties have participated in the preparation of this Lease.

          19.4. MEMORANDUM. If Landlord requests a Memorandum of Lease, the parties shall execute, acknowledge and record a document identifying: the parties, Premises, Term and Commencement Date. No other memorandum of this Lease shall be recorded.

          19.5. AUTHORITY. Each individual executing this Lease for a corporation warrants that he is duly authorized to execute and deliver the Lease for the corporation and that the Lease binds the corporation in accordance with its terms. Each individual executing this Lease on behalf of a partnership warrants that he is duly authorized to execute and deliver this Lease for the partnership and that this Lease binds the partnership in accordance with its terms.

          19.6. LITIGATION. All Litigation arising out of or in connection with this Lease shall be venued in Contra Costa County, California. The prevailing party shall recover costs of suit and attorneys' fees, whether or not the matter proceeds to judgment or award.

          19.7. SUBORDINATION OF LEASEHOLD. This Lease shall, at all times, be subordinate to the lien of any loan which Landlord may secure with the Property. Tenant shall execute written instruments to effect such subordination conditioned upon the lienholder executing a nondisturbance agreement providing that absent Tenant's default, the lienholder will allow

Tenant to remain in possession of the Premises, subject to the provisions of this Lease, for the duration of the Term.

     19.8. ESTOPPEL. Within 15 Days of Landlord's request, Tenant shall complete, execute and deliver to Landlord a certification: (a) that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (b) of the date to which the rent and other charges are paid; (c) that Tenant knows of no uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed; and (d) of the date of commencement and expiration of the Term. Tenant's failure to timely deliver the document constitutes a certification that Landlord is not in default under the Lease and the terms of the Lease are in force without modification. Prospective purchasers, lenders or lender's assignees may rely upon such certification.

     19.9. ATTORNMENT. In the event of a sale of the Property or the completion of foreclosure against the Property, Tenant shall attorn to the Landlord's successor in interest.

     19.10. LENDER'S REQUESTS. Tenant shall consent to Lease amendments requested by any lender against the Property, provided that such amendments do not materially affect Tenant's obligations. Tenant shall timely supply financial information requested by such lender.

     19.11. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     19.12. TENANT IMPROVEMENTS. Landlord shall have no obligation to modify or improve the Premises or the Property in connection with this Lease. Landlord shall, however, reimburse Tenant in an amount not to exceed $13,675 for the cost of replacement of the flooring in the Premises; reimbursement shall be made within 15 Days of Tenant's delivery to Landlord of appropriate evidence of payment of the requested amount for the replacement flooring or a billing from a licensed contractor for the completion of the said work, without regard to whether it has been paid. Tenant shall comply with all provisions of this Lease regarding Alterations in performing the modifications and other improvements to the Premises contemplated by Tenant.

     19.13. SUBMISSION. Submission of this document to Tenant does not create a reservation for a lease or any rights respecting the Premises prior to Landlord's execution.

     19.14. ARBITRATION OF DISPUTES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, THE PROVISIONS OF THIS SECTION APPLY TO ALL DISPUTES ARISING OUT OF THE LEASE SAVE AND EXCEPT UNLAWFUL DETAINER PROCEEDINGS; NOTHING IN THIS AGREEMENT SHALL BE INTERPRETED TO REQUIRE LANDLORD TO SUBMIT UNLAWFUL DETAINER PROCEEDINGS TO ARBITRATION. IF A CONTROVERSY, CLAIM OR DISPUTE EXCLUDING UNLAWFUL DETAINER PROCEEDINGS AND ISSUES RAISED IN CONNECTION THEREWITH (COLLECTIVELY "DISPUTE"). THE TERM "DISPUTE" SHALL NOT BE CONSTRUED TO INCLUDE UNLAWFUL DETAINER PROCEEDINGS. IN THE EVENT THAT A




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

DISPUTE BETWEEN THE PARTIES ARISES OUT OF THIS LEASE, THE DISPUTE SHALL BE SUBMITTED TO BINDING ARBITRATION TO BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, JUDGMENT ON THE ARBITRATOR'S AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1283.05 SHALL APPLY TO SUCH ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISIONS DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


         /s/  [SIG]                                 /s/  [SIG]
         ----------                                 ----------
          Initial                                    Initial


     19.15. BROKERAGE. This transaction has been negotiated by the parties without the assistance or participation of real estate licensees. Tenant represents to Landlord that Tenant has been assisted by any real estate licensee in connection with this transaction.

     19.16. COOPERATION. Tenant will not interfere with Landlord's actions pursuant to any Regulation affecting the Property. Tenant will comply with all reasonable procedures promulgated by Landlord relating to the matters covered by such Regulations. Landlord has no duty to establish procedures or regulations or to supervise Tenant's activities for any purpose including, without limitation, the Handling of Hazardous Materials.



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
     19.17. PARKING. Tenant shall have the non-exclusive right to the use of 16 off-street parking places.

     19.18. MEASUREMENTS. All measurements respecting Usable Square Feet, Rentable Square Feet and Floor Areas are approximate. Landlord reserves the right to re-measure the Premises and the Building at any time. In the event that such re-measurement indicates sizes different than those used in this lease, the lease will be appropriately amended to reflect any required corrections prospectively.

     19.19. PREPARATION. This Lease was prepared by the Law Offices of Graves & Allen ("G&A") acting solely as counsel for Landlord. Tenant has had the opportunity to review this Lease and have it reviewed by such legal counsel and other advisors as Tenant deems necessary or appropriate. Tenant acknowledges that G&A has not acted as counsel for Tenant or provided Tenant any advice in connection with this transaction. Tenant understands that this document affects significant legal rights.

Approved and executed:

            LANDLORD:                                    TENANT:
   POINT RICHMOND R&D ASSOCIATES,                PIXAR ANIMATION STUDIOS,
 A California Limited Partnership                a California Corporation



By  /s/  [SIG]                                  By  /s/  [SIG]
  --------------------------------                ------------------------------
        Authorized Signature                         Authorized Signature


                                                --------------------------------
                                                   Please print name and title


Date: 1/13/99                                   Date:
                                                     ---------------

        ADDRESS FOR NOTICES:                                ADDRESS FOR NOTICES:
     1120 Nye Street, Suite 400
        San Rafael, CA 94901


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